Exhibit 99.1
Blue Capital Reinsurance Holdings Reports Fourth Quarter 2019 Financial Position

HAMILTON, Bermuda - January 30, 2020 - Blue Capital Reinsurance Holdings Ltd. (NYSE:BCRH) (the "Company"), a Bermuda holding company, today reported its financial position for the fourth quarter of 2019. The Company, through its operating subsidiaries, previously offered collateralized reinsurance in the property catastrophe market and invested in various insurance-linked securities. The Company is currently winding down its operations.

Net assets in liquidation declined $4.6 million dollars in the current quarter largely driven by the special distribution to shareholders of $5.0 million. Partially offsetting the dividend was a benefit of approximately $0.4 million related to positive adjustments to premiums and acquisition expenses coupled with losses that were lower than anticipated.

The Company’s fully converted book value per common share was $7.65 at December 31, 2019, reflecting a 0.6% increase for the quarter and a 2.8% decrease for full year 2019, each inclusive of dividends declared in such periods.

During the fourth quarter of 2019, the Company declared a special distribution of $0.57 per common share, which was paid on December 20, 2019.

Michael J. McGuire, Chairman and CEO, commented: "During the fourth quarter, the Company's orderly runoff continued with the payment of an additional special distribution that increased our total 2019 special distributions to over 20% of the June 30, 2019 fully converted book value per share. We continue to efficiently manage the run-off of the business and anticipate de-listing from the NYSE in March to reduce our operating expenses."

As a result of the previously announced decision to pursue an orderly run-off and return capital to shareholders, in accordance with accounting principles generally accepted in the U.S. (“GAAP”), the Company’s basis of accounting transitioned from the going concern basis of accounting (“Going Concern Basis”) to the liquidation basis of accounting (“Liquidation Basis”), effective July 31, 2019. Under the Liquidation Basis, all assets are stated at their estimated liquidation value and all liabilities, including estimated costs associated with implementing the run-off and liquidation of the Company, are stated at their estimated settlement amounts over the remaining estimated liquidation period. Under the Liquidation Basis, the Company's financial results are presented in a Consolidated Statement of Net Assets and a Consolidated Statement of Changes in Net Assets.

All financial results and disclosures prior to adopting the Liquidation Basis on July 31, 2019, are presented on a Going Concern Basis, which presents assets and liabilities in the normal course of business. As a result, the Consolidated Balance Sheet as of December 31, 2018, the Consolidated Statements of Income and Comprehensive Income and the Consolidated Statement of Changes in Shareholders' Equity for the period January 1, 2019 through July 31, 2019 are presented on a Going Concern Basis, consistent with the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

About the Company

Blue Capital Reinsurance Holdings Ltd., is currently winding down its operations. The Company, through its operating subsidiaries, previously offered collateralized reinsurance in the property catastrophe market, leveraging underwriting expertise and infrastructure from established resources. Underwriting decisions, operations and other management services are provided to the Company by Blue Capital Management Ltd., a subsidiary of Sompo International Holdings Ltd. (a wholly owned subsidiary of Sompo Holdings, Inc.), a recognized global specialty provider of property and casualty insurance and reinsurance and a leading property catastrophe and short tail reinsurer since 2001. Additional information can be found in the Company's public filings with the U.S. Securities and Exchange Commission or at www.bcapre.bm.

Contacts
Investor Relations
Phone: +1 441 278 0988
Email: investorrelations@Sompo-Intl.com

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and the Company may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements that include the words "should," "would," "expect," "estimates", "intend," "plan," "believe," "project," "target," "anticipate," "seek," "will," "deliver," and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause the Company's run-off performance and the timing and amount of special distributions to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, greater frequency or severity of claims and loss activity, uncertainties in our reserving process, changes to our tax status, credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, operational risk, including the risk of fraud and errors and omissions, as well as technology breaches or failure, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, potential treatment of us as an investment company or a passive foreign investment company for purposes of U.S. securities laws or U.S. federal taxation, respectively, our dependence as a holding company upon dividends or distributions from our operating subsidiaries, the unavailability of capital in the future, developments in the world’s financial and capital markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Current Reports on Form 8-K dated July 25, 2019 and October 28, 2019.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company's most recent report on Form 10-K, our Current Reports on Form 8-K dated July 25, 2019 and October 28, 2019 and other documents of the Company on file with the Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The contents of any website referenced in this press release are not incorporated by reference herein.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENT OF NET ASSETS IN LIQUIDATION
(Liquidation Basis)
Unaudited

December 31,
(In millions of U.S. dollars)	2019
Assets
Cash and cash equivalents	$0.6
Reinsurance premiums receivable	11.3
Funds held by ceding companies	93.2
Other assets	3.0
Total Assets	$108.1
Liabilities
Loss and loss adjustment expense reserves	$34.5
Reinsurance balances payable	3.4
Other liabilities	0.8
Liability for estimated costs in excess of estimated receipts during liquidation	2.1
Total Liabilities	40.8
Net Assets in Liquidation	$67.3

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(Going Concern Basis)

(In millions of U.S. dollars, except share amounts)	December 31, 2018
Assets
Cash and cash equivalents	$2.2
Reinsurance premiums receivable	8.9
Deferred reinsurance acquisition costs	0.1
Funds held by reinsured companies as collateral	150.4
Other assets	1.7
Total Assets	$163.3
Liabilities
Loss and loss adjustment expense reserves	$49.9
Unearned reinsurance premiums	0.8
Debt	4.0
Reinsurance balances payable	16.4
Other liabilities	1.5
Total Liabilities	72.6
Shareholders’ Equity
Common Shares	8.8
Additional paid-in capital	157.8
Retained deficit	(75.9)
Total Shareholders’ Equity	90.7
Total Liabilities and Shareholders’ Equity	$163.3
Common shares outstanding (000s)	8,767
Common and common equivalent shares outstanding (000s)	8,784

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS IN LIQUIDATION
(Liquidation Basis)
Unaudited

Three Months Ended December 31, 2019
(In millions of U.S. dollars)

Net Assets in Liquidation at beginning of period	$71.9
Changes in net assets in liquidation:
Changes in liquidation value of reinsurance premiums receivable	0.3
Changes in liquidation value of loss and loss adjustment expense reserves	—
Remeasurement of assets and liabilities	0.1
Liquidating distributions to shareholders	(5.0)
Net Assets in Liquidation at end of period	$67.3

Period from August 1, 2019 to December 31, 2019
(In millions of U.S. dollars)

Net Assets in Liquidation at beginning of period	$88.8
Changes in net assets in liquidation:
Changes in liquidation value of reinsurance premiums receivable	0.2
Changes in liquidation value of loss and loss adjustment expense reserves	(2.0)
Remeasurement of assets and liabilities	(1.4)
Liquidating distributions to shareholders	(18.3)
Net Assets in Liquidation at end of period	$67.3

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)
(Going Concern Basis)
Unaudited

	Seven Months Ended July, 31	Twelve months ended December 31,
(In millions of U.S. dollars except share and per share amounts)	2019	2018
Revenues
Reinsurance premiums written	$11.1	$33.2
Change in net unearned reinsurance premiums	0.8	0.2
Net reinsurance premiums earned	11.9	33.4
Net investment income	1.8	2.0
Total revenues	13.7	35.4
Expenses
Underwriting expenses:
Loss and loss adjustment expenses - current year	2.3	31.5
Loss and loss adjustment expenses - prior year	3.4	19.0
Acquisition costs	3.9	9.0
General and administrative expenses	2.4	4.5
Total expenses	12.0	64.0
Net income (loss) and comprehensive income (loss)	$1.7	$(28.6)
Per share data:
Basic and diluted earnings per Common Share	$0.20	$(3.27)
Dividends declared per Common Share and RSU	0.30	0.90
Insurance ratios:
Loss and loss adjustment expense ratio-current year	29.1%	94.3%
Loss and loss adjustment expense ratio-prior year	18.0%	56.9%
Loss and loss adjustment expense ratio	47.1%	151.2%
Acquisition cost ratio	32.9%	26.9%
General and administrative expense ratio	20.5%	13.5%
Combined ratio	100.5%	191.6%
Current accident year combined ratio	82.5%	134.7%
RSU = restricted share unit

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(In millions of U.S. dollars)
Unaudited

	Total shareholders’ equity	Common Shares, at par value	Additional paid-in capital	Retained deficit
Balance at January 1, 2019	$90.7	$8.8	$157.8	$(75.9)
Net income	1.7	—	—	1.7
Dividends declared on Common Shares and RSUs	(2.6)	—	(2.6)	—
Balance at July 31, 2019	$89.8	$8.8	$155.2	$(74.2)

	Total shareholders’ equity	Common Shares, at par value	Additional paid-in capital	Retained earnings (deficit)
Balance at January 1, 2018	$127.1	$8.8	$165.6	$(47.3)
Net loss	(28.6)	—	—	(28.6)
Expense recognized for RSUs	0.1	—	0.1	—
Dividends declared on Common Shares and RSUs	(7.9)	—	(7.9)	—
Balance at December 31, 2018	$90.7	$8.8	$157.8	$(75.9)

BOOK VALUE AND FULLY CONVERTED BOOK VALUE PER COMMON SHARE(1)
Unaudited

	December 31, 2019	September 30, 2019	June 30, 2019	December 31, 2018
Book value per share numerator (in millions of U.S. dollars):
[A] Shareholders’ Equity (in millions of U.S. dollars)	$67.3	$71.9	$90.9	$90.7
Book value per share denominators (in thousands of shares):
[B] Common Shares outstanding	8,775	8,775	8,775	8,767
Restricted Share Units outstanding	27	27	27	17
[C] Fully converted book value per common share denominator	8,802	8,802	8,802	8,784
Book value per common share [A]/[B]	$7.67	$8.19	$10.36	$10.34
Fully converted book value per common share [A]/[C]	$7.65	$8.17	$10.33	$10.32
Change in fully converted book value per common share:(2)
From September 30, 2019	0.6%
From December 31, 2018	(2.8)%
(1)         These measures constitute "non-GAAP financial measures" as defined in Regulation G. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP.
(2)         Computed as the change in fully converted book value per common share plus common dividends/special distributions declared of $0.57 and $2.38 during the three and twelve month periods ended December 31, 2019, respectively.